UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 18, 2017

AUSCRETE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	001-35923	27-1692457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 847

Rufus, OR 97050

(Address of principal executive offices, including zip code)

(541) 739-8298

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act.          ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 18, 2017, Auscrete Corporation ("company") announced that it had signed an agreement with the City of Goldendale, WA. for the purchase of a total of 10 acres of land on the Goldendale Industrial Estate. The agreement is in 2 parts. The first part is the purchase of 2 x 2.5 acre lots, being a total of 5 acres at $20,000 per acre for an overall cost of $100,000. This portion of land is to be used for setting up the company's initial manufacturing plant. The foremost production building comprises of a 25,000 sq. ft. structure and there will be a 15,000 sq. ft. supply and manufacturing support building.

The second part is the purchase of an additional 2 x 2.5 acre lots for a total of 5 acres that abuts to the first lots to form a square 10 acre site. These second 5 acres are under option and the company has 12 months to finalize this purchase. The cost of this property will be $25,000 per acre for a total purchase price of $125,000.

Pictured at right is a photo of the Property Purchase Agreement signing transaction at the Goldendale City Council Offices. Goldendale City Mayor, Mike Canon (center) signs the document watched by Auscrete Corporation signee and CEO, John Sprovieri (right) and with Goldendale City Administrator, Larry Bellamy (left) looking on.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSCRETE CORPORATION

Date: August 23, 2017	By:	/s/ A. John Sprovieri
A. John Sprovieri President / CEO